SCHEDULE 14C(Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                         SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934.

          Check the appropriate box:

          Preliminary Information Statement
          Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
          Definitive Information Statement.

                       FOOD TECHNOLOGY SERVICE, INC.

              (Name of Registrant as specified in its Charter)

                                 None.

            (Name of person(s) Filing Information Statement, if Other
                            Than the Registrant)

          Payment of filing fee (check the appropriate box):
           No fee required.
           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

              (1) Title of each class of securities to which transaction applies:

              (2) Aggregate number of securities to which transaction applies:

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              (4)  Proposed maximum aggregate value of transaction:

              (5)  Total fee paid:

           Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount Previously Paid:

           (2)  Form, Schedule or Registration Statement No.:

           (3)  Filing Party:

           (4)  Date Filed:

                           FOOD TECHNOLOGY SERVICE, INC.
                               502 Prairie Mine Road
                              Mulberry, Florida 33860





                                                    April 17, 1998



          Dear Shareholder:

               On behalf of the Board of Directors, you are cordially invited to attend the 1998 Annual Meeting of the Shareholders of Food Technology Service, Inc., to be held on May 14, 1998, in Tampa, Florida. At the meeting, you will hear a report on our operations and have an opportunity to meet your directors and executives.

               This booklet includes the formal notice of the meeting and the information statement. The information statement provides more information concerning the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

               Your vote is important and the Company's management team would greatly appreciate your attendance at the Special Meeting. However, we are not asking you for a proxy, and you are requested not to send us a proxy.

               I look forward to seeing you at the 1998 Annual Meeting of Shareholders, and I sincerely hope you will be able to attend.


                                                 Very truly yours,

                                                  /s/ Pete Ellis

                                                 E. W. (PETE) ELLIS
                                                    President

                           FOOD TECHNOLOGY SERVICE, INC.
                               502 Prairie Mine Road
                              Mulberry, Florida 33860


                             ------------------------

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held May 14, 1998

                             ------------------------

          TO THE SHAREHOLDERS OF FOOD TECHNOLOGY SERVICE, INC.:

               NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of the Shareholders of Food Technology Service, Inc., a Florida corporation (the "Company"), will be held at the University of South Florida, College of Public Health Auditorium, 13201 Bruce
          B. Downs Boulevard, Tampa, Florida 33612-3805, on May 14 , 1998, at 9:00 a.m., local time, to act on the following matters:

               1. To elect four (4) persons to serve as directors of the Company until the 1999 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;


               2. To transact such other business as may properly come before the meeting or any adjournment thereof.

               Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on April 14, 1998, are entitled to receive notice of, and to vote at, the Annual Meeting.



                                            By Order of the Board of Directors

                                                   /s/ E. W. Ellis
                                                   -----------------
                                                   E. W. Ellis
                                                   President



          April 17, 1998
          Mulberry, Florida

                           FOOD TECHNOLOGY SERVICE, INC.
                               502 Prairie Mine Road
                              Mulberry, Florida 33860

                           -----------------------------
                              INFORMATION STATEMENT

                       1998 ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 14, 1998
                           -----------------------------


                              GENERAL INFORMATION

              This Information Statement is being furnished to the holders ("Shareholders") of the common shares, par value $.01 per share
          (the "Common Shares"), of Food Technology Service, Inc., a Florida corporation (the "Company"), in connection with the 1998 Annual Meeting of Shareholders to be held on May 14, 1998, at 9:00 a.m. (the Annual Meeting"), and at any adjournment thereof. The Annual Meeting will be held at the University of South Florida, College of Public Health Auditorium, 13201 Bruce B. Downs Boulevard, Tampa, Florida 33612- 3805. This Information Statement is first being sent to Shareholders, together with the Notice of Annual Meeting, on or about April 17, 1998.

              At the Annual Meeting, Shareholders will be asked to consider and vote on the election of four (4) persons to serve as directors on the Board. The shareholders will also be asked to transact such other business as may properly come before the meeting or any adjournment thereof.

                                   VOTING SECURITIES

               The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on April 14, 1998, as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On April 14, 1998, there were approximately 10,097,924 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

               MDS Nordion ("Nordion"), the owner of approximately 60% of the outstanding shares of Common Stock of the Company, has indicated its intent to vote in favor of the election of the proposed slate of directors. The vote represented by this shareholder is sufficient to approve such election THEREFORE, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Shareholders invited to attend the Annual Meeting and can vote in person at that time.

                                 ELECTION OF DIRECTORS

               The Company currently has four (4) Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has nominated four (4) persons (each, a "Nominee"), all of whom are currently Directors, to stand for election as a Director, to serve until the 1999 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

          Nominees for Director

               Each Director of the Company serves as a Director for a term Of one (1) year and until his successor is duly elected and qualified. The following sets forth for each Nominee, his name and age, positions and/or offices held with the Company, the period during which each Nominee served in such positions and/or offices, a description of his business experience during the past five (5) years or more, and other biographical information.

               E. W. (Pete) Ellis, age 56, has been President, Chief Executive Officer and Director since December 1996. He has been in the food business for the past 33 years, ten years of which were spent with Oscar Mayer & Co., and fifteen years with ConAgra. He was employed in sales and marketing with both companies. He was President and owner of Ellis, Harris, and Associates, Inc., a food brokerage company, from 1986 to 1988

               Frank M. Fraser, age 64, served as a director of the Company from May 1992 through September 1993. He was reelected as a director in July 1996. He is presently Vice President of Market Development at MDS Nordion, Inc., a corporation located in Canada ("Nordion"). In June 1964, Mr. Fraser joined Atomic Energy of Canada Limited (now Nordion) as a project engineer. He is a Director of the Canadian Irradiation Centre Laval, Quebec. He is also the Canadian delegate to the International Consultative Group on Food Irradiation and has Chaired the International Meeting on Radiation Processing.

               Geoff Marott, age 50, is the President and Chief Executive Officer of Marcre Sales Corporation, a sales and marketing company primarily focusing on proprietary items for national restaurant accounts. Mr. Marott formed Marcre Sales in 1984 after serving as President of Filet Of Chicken since 1980. He is an owner of Braselton Poultry, a further processing plant. He is also currently serving as Chairman of the Board of American Century
          Bank in Stockbridge, Georgia.

               Paul O'Neill, age 61, served as a director of the Company from August 1992 through September 1993. He was reelected as a director in July 1996. He is currently retired. From January 1985 to March 1992, Mr. O'Neill was President, Chief Executive Officer and a director of Nordion and its predecessor company Atomic Energy of Canada Limited. He was Executive Vice President and Chief Financial Officer of Atomic Energy of Canada Limited from September 1978 until January 1985.

               Except with respect to Messrs. O'Neill and Fraser, who are appointees of Nordion (See, "Certain Relationships and
          Related Transactions"), there are no arrangements between any Director and any person pursuant to which he was, or will be, selected as a Director in the past, or as a Nominee for Director for the current year.

          Director Meetings and Committees

               During the year ended December 31, 1997, the Board of Directors of the Company held a total of four (4) meetings. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors and the committees on which the Director.

               The Board of Directors has a standing Audit Committee, which is the only committee of the Board. The Audit Committee is responsible for recommending to the Board of Directors the engagement or discharge of the independent public accountants, meeting with the independent public accountants to review the plans and results of the audit engagement, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, reviewing the adequacy of the Company's system of internal accounting, reviewing the scope and results of the Company's internal audit procedures. The Audit Committee is comprised of Messrs. Fraser and O'Neill. The Audit Committee did not meet during 1997, as all matters were addressed by the full Board of Directors.

          Compensation of Directors

              There are no standard or other arrangements pursuant to which, and no compensation was paid to, any of the Company's outside Directors for their services to the Company. Although, the Company's Directors are eligible to participate in the Company's Stock Option Plan, which plan is summarized below under "Compensation of Executive Officers - Stock Option Plan", no stock options were awarded to the outside Directors during the year ended December 31, 1997.

                                   EXECUTIVE OFFICERS

              The executive officers of the Company, their ages, and positions with the Company are set forth below:

           Name       Age   Positions/Offices  Period Served in Office/Position
           ----       ---   -----------------  --------------------------------
          E. W. Ellis 56    President and          December 1996 - present
                            Chief Executive
                            Officer
          Harley W.   49    Executive Vice         May 1990 - present
          Everett           President and Chief
                            Financial Officer

               Officers are elected annually by the Board of Directors, at its annual meeting, to hold such office until his or her successor shall have been duly appointed and qualified, or until the earlier of their death, resignation or removal.

          Executive Officers' Compensation

               The following table is a summary of the cash and non-cash compensation paid to or accrued for the past two fiscal years for the Company's Chief Executive Officer. There are no other Officers or individuals whose compensation exceeded $100,000 for the year ended December 31, 1997.

      Summary Compensation Table
                                     Annual              Long-Term Compensation
                                     ------              ----------------------
                                 Compensation
                                 ------------
                                                                Awards
                                                                ------
           Name and     Fiscal     Salary      Restricted Stock     Securities
           Principal     Year                     Awards ($)        Underlying
           Position                                                 Options (#)
           ---------    ------     ------      ----------------     -----------

           E. W. Ellis  1997       $70,000      $11,300 (2)              0
           President &
           Chief
           Executive
           Officer

                        1996 (1)    $2,692         $0                100,000(3)

           ---------
          (1) Mr. Ellis was appointed President and Chief Executive Officer of the Company on December 9, 1996.
          (2) Calculated by multiplying $ 1.13, the closing market price of the Common Shares on May 16, 1997 (the date of grant), by 10,000, the number of shares awarded to Mr. Ellis.
          (3) On December 9, 1996, the Company granted Mr. Ellis sixty thousand (60,000) incentive stock options and forty thousand (40,000) non-qualified stock options (collectively, the "Options"). Said incentive and non-qualified stock options vest and become exercisable at a rate of 12,000 shares per year and 8,000 shares per year, respectively, commencing December 9, 1997. The exercise price of the Options is $1.00 per share, which was the fair market value of the Common Shares on the date of grant. The Options terminate on December 9, 2001, five (5) years from the date of grant.

          Employment Agreements

               Pursuant to an offer of employment dated November 11, 1996, Mr. Ellis receives an annual salary of $70,000, and he was eligible to receive, in the fiscal year ended December 31, 1997, up to fifteen thousand dollars ($15,000) in incentive payments upon the attainment of certain sales targets. In addition, the Company issued to Mr. Ellis, upon commencement of employment, ten thousand (10,000) Common Shares and five-year options to purchase, in the aggregate, 100,000 Common Shares, exercisable commencing December 9, 1997, at the aggregate annual rate of 20,000 shares, for an exercise price equivalent to the closing price of the Common Shares on the date of grant ($1.00).

          Stock Option Plan

               The Company has reserved under its 1992 Incentive and Non-Statutory Stock Option Plan (the "Plan") 150,000 shares of Common Stock. The Plan is used to attract, maintain and develop management and employees by encouraging ownership of the Company's Common Shares by Directors, Officers, and other employees. The following is a summary of the provisions of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which may be obtained from the Company.

               The Plan authorizes the Board of Directors to grant both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986), and non-statutory stock options to purchase Common Shares. All employees of the Company and its affiliates are eligible to participate in the Plan. The Plan also authorizes the granting of NSSO's to non-employee Directors and consultants of the Company.

               The Board of Directors is responsible for the administration of the Plan and it determines the persons to be granted options, the period during which each option will be exercisable, exercise price, the number of Common Shares covered by each option, and whether an option will be a Non-qualified or an Incentive Option. However, the exercise price for the purchase of Common Shares subject to an Incentive Option cannot be less than 100% of the fair market value of the Common Shares on the date such option is granted, or 110% in the case of a greater-than-10% shareholder. The price at which shares may be purchased pursuant to a Non-statutory Option may be less than, equal to, or greater than the fair market value of the Common Shares on the date such option is granted.

               The term of each option granted under the Plan is determined by the Board of Directors, but in no event may such term exceed ten years from the date of grant. The vesting period for options granted under the Plan is set forth in an option agreement entered into with the optionee. Incentive Options granted to an optionee terminate 90 days after termination of employment or other relationship. In the event of death, all vested options expire 180 days from the date of death, and in the event of a disability, options expire the earlier of the expiration date of the option or one year after termination of employment due to disability. Upon the occurrence of a change in control of the Company, the maturity of all options then outstanding under the Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. A change in control includes certain mergers, consolidation, reorganization, sales of assets, or a dissolution of the Company. No option granted pursuant to the Plan is transferable otherwise than by will or the laws of descent and distribution. Unless sooner terminated, no options may be granted under the Plan after August 25, 2002.

               As of March 31, 1998, options to purchase 66,000 shares were outstanding under the Plan. In addition, there were outstanding NSSO's to purchase an additional 32,000 shares and warrants to purchase 100,000 shares of Common Stock. The exercise price of the options range from $1.00 to $3.75 per share and the warrants are exercisable at $8.25 per share.

          Aggregated Option Exercises in 1997

               The following table presents information regarding individual exercises of options to purchase the Company's common stock made during 1997 by the Company's Chief Executive Officer.

                     Aggregated Option Exercises In The Last Year
                             And Year End Option Values

                                    Number of Unexercised              Value of Unexercised
                                    Securities Underlying              In-The-Money Option
                                     Options at Year End               At Year End (1)(3)
                                    --------------------               ---------------------
          Shares
         Acquired       Value
Name   On Exercise    Realized(1)   Exercisable   Unexercisable     Exercisable   Unexercisable
----   -----------    ----------    -----------   -------------     -----------   -------------
E. W.    12,000       $60,000(2)      8,000         80,000            $35,280        $352,800
Ellis

----------------------
          (1) Value calculated by determining the difference between the fair market value of the Common Shares underlying options and the exercise or base price of the options at exercise or at the fiscal year end, as appropriate.
          (2) The exercise price was $1.00, and the fair market value was $6.00 on December 9, 1997, the date of exercise.
          (3) The exercise price is $1.00 and the fair market value was $4.41 at December 31, 1997.

                       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Agreements with Nordion

               1990 Equipment, Cobalt and Construction Loan - The Company, in September 1990, entered into an agreement with Nordion, whereby Nordion agreed to supply the Company with all of the equipment necessary to operate its irradiation facility, including 400,000 curies of Cobalt 60. The total purchase price for the equipment and cobalt was approximately $2,400,000, of which $400,000 was paid and the balance of approximately $2,000,000 was scheduled to become due and payable, without interest, on September 4, 1994. In addition, Nordion assisted the Company in the construction of its facility, providing the Company, its architects and engineers, with construction drawings of the irradiation cell, plans and specifications and assisted the Company in connection with the Company's applying for and obtaining all necessary licenses and permits for the facility.

               1991 First Debenture - On July 1, 1991, MDS Health Group, Inc., a Delaware corporation ("MDS Health") and then an affiliate of Nordion, loaned the Company $300,000. Such loan was evidenced by a debenture due and payable, without interest, on July 1, 1993. The First Debenture was convertible into Common Shares at the conversion rate of $4.50 per share. In connection with the loan, the Company agreed that in the event MDS Health acquired a controlling interest in Nordion, it would grant to MDS Health or Nordion the right to convert the $2,000,000 of indebtedness referred to in the preceding paragraph into Common Shares at a conversion rate of $4.50 per share. MDS Health acquired Nordion in November, 1991.

               1991 Surety Bond Loan - On October 22, 1991 the Company entered into a Reimbursement and Indemnity Agreement with Nordion whereby Nordion assisted the Company in obtaining a surety bond in the sum of $600,000. In connection therewith, the Company agreed to reimburse Nordion for any and all liabilities, costs, damages, attorney fees and other expenses which Nordion may sustain as a consequence of the Indemnity Agreement from Nordion to the insurer or payments made by the Bank of Montreal on a letter of credit in the amount of $450,000 furnished by the Bank to the insurer on behalf of Nordion, each in connection with the issuance of the surety bond.

               The December 1991 Agreement - On December 11, 1991 the Company entered into an agreement with Nordion (the "December 1991 Agreement"), whereby Nordion agreed to make available to the Company over a period of time an additional $850,000 for working capital purposes (the "Working Capital Credit Facility"), and an additional $900,000 in the form of additional (approximately) 600,000 curies of Cobalt 60 (the "Additional Cobalt Loan").

               In addition, as part of the December 1991 Agreement:

                    (a) The Company reduced the conversion rate of the above
               mentioned $2,000,000 equipment, cobalt and construction loan from $4.50 per share to $4.05 per share.

                    (b) The First Debenture was assigned by MDS Health to
               Nordion and canceled. A new debenture, in the amount of $900,000, payable to Nordion (the "Second Debenture") was issued, for the $300,000 due under the First Debenture and $600,000 drawn against the Working Capital Credit Facility.
               The Second Debenture was due and payable as of September 4, 1994, and was convertible at any time prior thereto into Common Shares at the conversion rate of $4.05 per share. In addition, the Second Debenture is secured by a first mortgage on the property on which the plant is located.

                    (c) The Company agreed to pay the Additional Cobalt Loan on September 4, 1994, without interest, secured by the Company's irradiation equipment, personal property of the Company, and the 1,000,000 curies of cobalt supplied by Nordion. The Additional Cobalt Loan was convertible at any time on or before September 4, 1994 into shares of Common Stock of the Company at the conversion rate of $4.05 per share.

                     (d) The Company granted Nordion the right to designate
               two members to the Board of Directors. At Nordions direction, Messrs. O'Neill and Fraser are presently serving as directors of the Company and they and have been nominated for election to the 1998 Board.

               Nordion has extended the due dates on all of the above-described indebtedness, as well as accrued interest. As part of such extensions, the conversion rates have been further reduced from $4.05 per share to $.80 per share.

               The 1992 Further Cobalt Agreement- In addition to the 1 million curies of Cobalt 60, which were supplied the Company in 1990 and 1991, Nordion, in 1992, stored an additional 2.4 million curies at the Company's facility in anticipation that it would be needed in the Company's operations. Due to the decline in the level of radioactivity as a result of decay, there is currently available approximately 1.9 million curies. Although the additional Cobalt-60 is located on the Company's premises and available to it for use in processing, title to this Cobalt-60 continues to be held by Nordion and may be removed by Nordion, in its discretion, at any time.

               1996 - During the year ended December 31, 1996, Nordion, in order for the Company to continue operations purchased 517,531 shares of the Company's Common Stock for $414, 025 ($.80 per share). In addition, the Company converted $336,505 in interest and $330,000 of principal owed to Nordion into 833,130 Common Shares. As of December 31, 1996 the Company's indebtedness and accrued interest owed to Nordion amounted to $3,362,229.

               1997 - In early 1997, Nordion again extended the due dates on all indebtedness to January 4, 1998. During the fiscal year ended

          1997, Nordion provided the Company with cash advances in the amount of $255,282 and converted $242,265 in interest and $2,880,000 in
          principal owed to Nordion into 4,221,932 Common Shares.   As of
          December 31, 1997 the Company's indebtedness and accrued interest owed to Nordion amounted to $585.595.

               The agreements with Nordion provide that, until the Company pays its debt to Nordion in full, the Company may not compete with Nordion's existing customers in their irradiation of non-food products, unless the Company obtains Nordion's prior consent. This provision could make it difficult for the Company to succeed in the event that irradiation of food and related products is not sufficient to allow the Company to become profitable.




                    [Remainder of page has been intentionally left blank.]

                          SECURITY OWNERSHIP OF MANAGEMENT AND
                              CERTAIN BENEFICIAL OWNERS

               The following table sets forth certain information regarding the beneficial ownership of the Company's Common Shares as of April 14, 1998, by (i) each person known to the Company to own beneficially more than 5% of its Common Shares, (ii) each Director and Officer of the Company, and (iii) all Directors and Officers as a group. As of April 14,1998, there were approximately 10,097,924 Common Shares issued and outstanding.


            Name and Address             Amount and Nature         Percentage
           of Beneficial Owner       of Beneficial Owner (1)(2)   of Class (3)

          MDS Nordion                    6,718,872 (4)                63.1
          447 March Road-Kanata Ontario
          Canada K2K 1X8

          MDS, Inc.  (5)                 6,718,872                    63.1
          [address] Quebec
          Canada [zip]

          E. W. (Pete) Ellis                30,000                      *

          Harley W. Everett                  8,000(6)                 63.1

          Frank M. Fraser                6,718,872(7)                 63.1

          Geoff Marott                      - 0 -

          Paul O'Neill                   6,718,872(7)                 63.1

          All Directors and Officers
          As a group (5 persons)         6,756,872                    63.5
          ___________________
          *  Less than 1%

         (1) In accordance with Rule 13d-3 promulgated pursuant to the Exchange Act, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

         (2) Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all of the Common Shares beneficially owned by them.

         (3) In calculating the percentage ownership for a given individual or group, the number of Common Shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group.

         (4) Includes approximately 545,655 Common Shares which MDS Nordion has the right to acquire within sixty (60) days. Dispositive rights to these shares are held by MDS Nordion's Board of Directors, and Messrs. Fraser and O'Neill exercise voting power. See footnote (7) below.

         (5) MDS Inc., a Quebec corporation whose shares of common stock are traded on the Toronto Stock Exchange, is the majority shareholder of MDS Nordion (approximately 99%), and as such, MDS, Inc. may be deemed to have beneficial ownership of the Common Shares, which are held of record by MDS Nordion.

         (6) Includes 4,200 shares underlying options which are currently exercisable, or exercisable by Mr. Everett within the next sixty
              (60) days.

         (7) Messrs. Fraser and O'Neill are designees of MDS Nordion to serve on the Company's Board of Directors. In their capacity as such, they exercise voting power with respect to the shares held of record by MDS Nordion. Messrs. Fraser and O'Neill disclaim beneficial ownership of the Common Stock of the Company which Nordion owns or has the right to acquire.

         Section 16(a) Beneficial Ownership Reporting Compliance

              Under Section 16(a) of the Securities Exchange Act of 1934, as amended, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common shares of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such common shares, options, and stock appreciation rights (other than certain cash-only rights), and any changes in that ownership, with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report, in this Information Statement, any failure to comply therewith during the last year. The Company believes that all of these filing requirements were satisfied except as follows: Messrs. Frank Fraser and Paul O'Neill inadvertently failed to file five Form 4 reports covering eight transactions disclosing purchasers of shares of the Company's Common Stock by Nordion. In making this statement, the Company has relied, as permitted, on copies of the reporting forms received by it in the last completed fiscal year.

                                     ANNUAL REPORT

              A copy of the Company's Annual Report on Form 10-KSB, including the financial statements and schedules thereto (without exhibits), (the "1997 Annual Report"), accompanies this Information Statement and the Notice of Annual Meeting of Shareholders.

                                   SOLICITATION COSTS

              The Company will bear the costs of preparing, assembling and mailing the Information Statement and the 1997 Annual Report in connection with the Annual Meeting.

                                 SHAREHOLDER PROPOSALS

              Eligible Shareholders who wish to present proposals for action at the 1999 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Information Statement. Proposals must be received by the President no later than January 2, 1999 for inclusion in next year's Proxy Statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 1999 Annual Meeting.

                                     OTHER MATTERS

              At the time of the preparation of this Information Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein.


                                           By Order of the Board of Directors


                                                 /s/ E. W. (Pete) Ellis

                                                       E. W. ELLIS
                                                        President



         April 17, 1998
         Mulberry, Florida